Exhibit 99.2 Form of Equity Award Agreements

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

FOR THE SI Financial Group, Inc. 2012 Equity Incentive Plan

This Award Agreement is provided to __________________ (the “Participant”) by SI Financial Group, Inc. (the “Company”) as of _____________ (the “Grant Date”), the date the Compensation Committee of the Board of Directors (the “Committee”) awarded the Participant a restricted stock award pursuant to the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), subject to the terms and conditions of the 2012 Plan and this Award Agreement:

1.	Number of Shares Subject
	to Your Restricted Stock Award:	______ shares of Common Stock (“Shares”), subject to adjustment as may be necessary pursuant to Article 10 of the 2012 Plan.

2.	Grant Date:	_________________

Unless sooner vested in accordance with Section 3 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Terms and Conditions will expire on the following dates and the Shares will be distributed; provided that the Participant is still employed by or in service with the Company or any of its subsidiaries:

Percentage of Shares Vesting	Number of Shares Vesting	Vesting Date

IN WITNESS WHEREOF, SI Financial Group, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

SI FINANCIAL GROUP, INC.

By:
On behalf of the Compensation Committee

Accepted by Participant:

[Name]

Date

TERMS AND CONDITIONS

1.	Grant of Shares. The Grant Date and number of Shares underlying your Restricted Stock Award are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2012 Plan.

2.	Restrictions. The unvested Shares underlying your Restricted Stock Award (the “Restricted Shares”) are subject to the following restrictions until they expire or terminate.

(a)          Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.

(b)          If your employment or service with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then you will forfeit all of your rights, title and interest in and to the Restricted Shares as of the date of termination, and the Restricted Shares shall revert to the Company under the terms of the 2012 Plan.

(c)          Restricted Shares are subject to the vesting schedule set forth on page 1 of this Award Agreement.

3.	Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)          If applicable, as to the percentages of the Shares specified in the vesting schedule on page 1 of this Award Agreement, on the respective dates specified in the vesting schedule on page 1; provided you are then still employed by or in the service of the Company or an Affiliate; or

(b)          Upon termination of your employment or service by reason of death or Disability; or

(c)          Upon a Change in Control (as defined in the 2012 Plan).

4.	Delivery of Shares. Once the Shares are vested (see vesting schedule on page 1), the Shares (and accumulated dividends and earnings (if any)), unless the Compensation Committee elects to pay out the accumulated dividends and earnings prior to vesting), will be distributed in accordance with your instructions.

5.	Voting and Dividend Rights. As beneficial owner of the Shares, you have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If you forfeit your rights under this Award Agreement in accordance with Section 2, you will no longer have any rights as a stockholder with respect to the Restricted Shares and you will no longer be entitled to receive dividends on the Shares.

6.	Changes in Capital Structure. Upon the occurrence of a corporate event (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), your award will be adjusted as necessary to preserve the benefits or potential benefits of the award. Without limiting the above, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Shares subject to this Award Agreement will automatically be adjusted proportionately.

7.	No Right of Continued Employment or Service. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any Affiliate.

8.	Payment of Taxes. You may make an election to be taxed upon your Restricted Stock Award under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the Grant Date. If you do not make an 83(b) Election, upon vesting of the Restricted Stock Award the Committee is entitled to require as a condition of delivery: (i) that you remit an amount sufficient to satisfy any and all federal, state and local (if any) tax withholding requirements and employment taxes (i.e., FICA and FUTA); (ii) that the withholding of such sums come from compensation otherwise due to you or from Shares due to you under the 2012 Plan; or (iii) any combination of the foregoing. Any withholding shall comply with Rule 16b-3 or any amendments or successive rules. Outside Directors of the Company are self-employed and not subject to tax withholding.

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9.	Plan Controls. The terms contained in the 2012 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2012 Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan will control.

10.	Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Agreement.

11.	Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

SI Financial Group, Inc.
803 Main Street
Willimantic, CT 06226
Attn:	The Compensation Committee of the Board of Directors
c/o Laurie Gervais – Human Resources Department

or any other address designated by the Company in a written notice to you. Notices to you will be directed to your address as then currently on file with the Company, or at any other address that you provide in a written notice to the Company.

12.	Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2012 Plan.

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FORM OF

NON-STATUTORY STOCK OPTION AWARD AGREEMENT

FOR THE SI FINANCIAL GROUP, INC. 2012 EQUITY INCENTIVE PLAN

This Award Agreement is provided to ________________ (the “Participant”) by SI Financial Group, Inc. (the “Company”) as of ___________ (the “Grant Date”), the date the Compensation Committee of the Board of Directors (the “Committee”) granted the Participant the right and option to purchase Shares pursuant to the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), subject to the terms and conditions of the 2012 Plan and this Award Agreement:

1.	Option Grant:	You have been granted a Non-Statutory Stock Option (referred to in this Agreement as your “Option”). Your Option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Number of Shares
	Subject to Your Option:	______ shares of Common Stock (“Shares”), subject to adjustment as may be necessary pursuant to Article 10 of the 2012 Plan.

3.	Grant Date:	_________________

4.	Exercise Price:	You may purchase Shares covered by your Option at a price of $______ per share.

Unless sooner vested in accordance with Section 2 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

Continuous Status as a Participant after Grant Date	Percentage of Option Vested	Number of Cumulative Shares Available for Exercise	Vesting Date

IN WITNESS WHEREOF, SI Financial Group, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

SI FINANCIAL GROUP, INC.

Accepted by Participant:	By:
On behalf of the Compensation Committee

[Name]

Date

TERMS AND CONDITIONS

1.	Grant of Option. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2012 Plan.

2.	Vesting of Options. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

(a)	Upon your death or Disability during your Continuous Status as a Participant; or
(b)	Upon a Change in Control (as defined in the 2012 Plan).

3.	Term of Options and Limitations on Right to Exercise. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a)	Three (3) months after the termination of your Continuous Status as a Participant for any reason other than your death or Disability.
(b)	Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.
(c)	Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2012 Plan) may exercise your Option.
(d)	At the end of the remaining original term of the Option if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control.

The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant you held prior to such termination, but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after your termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.	Exercise of Option. You may exercise your Option by providing:

(a)	A written notice of intent to exercise to ___________ at the address and in the form specified by the Committee from time to time; and
(b)	Payment to the Company in full for the Shares subject to the exercise (unless the exercise is a cashless exercise). Payment for the Shares can be made in cash, Company common stock (“stock swap”), a combination of cash and Company common stock or by means of a cashless exercise (if permitted by the Committee).

5.	Beneficiary Designation. You may, in a manner determined by the Committee, designate a beneficiary to exercise your rights under the 2012 Plan and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the 2012 Plan is subject to all terms and conditions of this Award Agreement and the 2012 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment shall be made to your estate. You may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Company.

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6.	Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy federal, state, and local (if any) withholding taxes and employment taxes (i.e., FICA and FUTA). Outside Directors of the Company are self-employed and are not subject to tax withholding.

7.	Limitation of Rights. This Option does not confer on you or your beneficiary designated pursuant to Paragraph 5 any rights as a shareholder of the Company unless and until the Shares are in fact issued in connection with the exercise of the Option. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8.	Restrictions on Transfer and Pledge. You may not pledge, encumber, or hypothecate your right or interest in this Option to or in favor of any party other than the Company or an Affiliate, and this Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or an Affiliate. You may not assign or transfer this Option other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the 2012 Plan; provided, however, that the Committee may (but need not) permit other requested transfers. Only you or any permitted transferee may exercise this Option during your lifetime.

9.	Plan Controls. The terms contained in the 2012 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2012 Plan. In the event of any actual or alleged conflict between the provisions of the 2012 Plan and the provisions of this Award Agreement, the provisions of the 2012 Plan will control.

10.	Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2012 Plan.

11.	Severability. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Award Agreement.

12.	Notice. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

SI Financial Group, Inc.
803 Main Street
Willimantic, CT 06226
Attn:	The Compensation Committee of the Board of Directors
c/o Laurie Gervais – Human Resources Department

or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, as then currently on file with the Company, or to any other address that you provide in a written notice to the Company.

13.	Stock Reserve. The Company shall at all times during the term of this Agreement reserve and keep available a sufficient number of Shares to satisfy the requirements of this Agreement.

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FORM OF

INCENTIVE STOCK OPTION AWARD AGREEMENT

FOR THE SI FINANCIAL GROUP, INC. 2012 EQUITY INCENTIVE PLAN

This Award Agreement is provided to ________________ (the “Participant”) by SI Financial Group, Inc. (the “Company”) as of _________ (the “Grant Date”), the date the Compensation Committee of the Board of Directors (the “Committee”) granted the Participant the right and option to purchase Shares pursuant to the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), subject to the terms and conditions of the 2012 Plan and this Award Agreement:

1.	Option Grant:	You have been granted an Incentive Stock Option (referred to in this Agreement as your “Option”).

2.	Number of Shares
	Subject to Your Option:	___________ shares of Common Stock (“Shares”), subject to adjustment as may be necessary pursuant to Article 10 of the 2012 Plan.

3.	Grant Date:	___________

4.	Exercise Price:	You may purchase Shares covered by your Option at a price of $_______ per share.

Unless sooner vested in accordance with Section 2 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

Continuous Status as a Participant after Grant Date	Percentage of Option Vested/Number of Shares	Number of Cumulative Shares Available for Exercise	Vesting Date

IN WITNESS WHEREOF, SI Financial Group, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

SI FINANCIAL GROUP, INC.

By:
On behalf of the Compensation Committee

Accepted by Participant:

[Name]

Date

TERMS AND CONDITIONS

1.	Grant of Option. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2012 Plan. The Company intends this grant to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Vesting of Options. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

(a)	Upon your death or Disability during your Continuous Status as a Participant; or
(b)	Upon a Change in Control (as defined in the 2012 Plan).

3.	Term of Options and Limitations on Right to Exercise. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a)	Three (3) months after the termination of your Continuous Status as a Participant for any reason other than your death or Disability.
(b)	Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.
(c)	Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2012 Plan) may exercise your Option.
(d)	At the end of the remaining original term of the Option, if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control. Options exercised more than three (3) months after your termination date will be treated as Non-Statutory Stock Options for tax purposes.

The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant that you held prior to termination, but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after your termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.	Exercise of Option. You may exercise your Option by providing:

(a)	A written notice of intent to exercise to ____________ at the address and in the form specified by the Committee from time to time; and
(b)	Payment to the Company in full for the Shares subject to the exercise (unless the exercise is a cashless exercise). Payment for such Shares can be made in cash, Company common stock (“stock swap”), a combination of cash and Company common stock or by means of “cashless exercise” (if permitted by the Committee).

5.	Beneficiary Designation. You may, in the manner determined by the Committee, designate a beneficiary to exercise your rights under the 2012 Plan and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the 2012 Plan is subject to all terms and conditions of this Award Agreement and the 2012 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment will be made to your estate. You may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Company.

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6.	Withholding.

(a)	Exercise of Incentive
	Stock Option:	There are no regular federal or state income or employment tax liabilities upon the exercise of an Incentive Stock Option (see Incentive Stock Option Holding Period), although the excess, if any, of the Fair Market value of the shares of Common Stock on the date of exercise over the Exercise Price will be treated as income for alternative minimum tax (“AMT”) purposes and may subject you to AMT in the year of exercise. Please check with your tax advisor.

(b)	Disqualifying
	Disposition:	In the event of a disqualifying disposition (described below), you may be required to pay SI Financial Group, Inc. or its Affiliates (based on the federal and state regulations in place at the time of exercise) an amount sufficient to satisfy all federal, state and local tax withholding.

(c)	Incentive Stock Option
	Holding Period:	In order to receive Incentive Stock Option tax treatment under Section 422 of the Code, you may not dispose of Shares acquired under an Incentive Stock Option Award (i) for two (2) years from the Date of Grant, and (ii) for one (1) year after the date you exercise your Incentive Stock Option. You must notify the Company within ten (10) days of an early disposition of Common Stock (i.e., a “disqualifying disposition”).

7.	Limitation of Rights. This Option does not confer on you or your beneficiary any rights as a stockholder of the Company unless and until Shares are in fact issued in connection with the Option exercise. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your service at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8.	Restrictions on Transfer and Pledge. You may not pledge, encumber, or hypothecate your rights or interests in this Option to or in favor of any party other than the Company or an Affiliate, and the Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or an Affiliate. You may not assign or transfer the Option, other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such Section applied to an Option under the 2012 Plan. Only you or a permitted transferee may exercise the Option during your lifetime.

9.	Plan Controls. The terms contained in the 2012 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2012 Plan. In the event of any actual or alleged conflict between the provisions of the 2012 Plan and the provisions of this Award Agreement, the provisions of the 2012 Plan will control.

10.	Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2012 Plan.

11.	Severability. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in the Award Agreement.

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12.	Notice. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

SI Financial Group, Inc.
803 Main Street
Willimantic, CT 06226
Attn:	The Compensation Committee of the Board of Directors
c/o Laurie Gervais – Human Resources Department

or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, then currently on file with the Company, or to any other address that you provide in a written notice to the Company.

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FORM OF

PERFORMANCE AWARD AGREEMENT

FOR THE SI FINANCIAL GROUP, INC. 2012 Equity Incentive Plan

This Performance Award Agreement is provided to ______________ (the “Participant”) by SI Financial Group, Inc. (the “Company”) as of __________ (the “Grant Date”), the date the Compensation Committee of the Board of Directors (the “Committee”) awarded the Participant a performance award pursuant to the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), subject to the terms and conditions of the 2012 Plan and this Award Agreement:

1.	Number of Shares Subject
	to Your Performance Award:	_____ shares of Common Stock (“Shares”), subject to adjustment as may be necessary pursuant to Article 10 of the 2012 Plan.

2.	Grant Date:	____________

Unless sooner vested in accordance with Section 3 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Terms and Conditions will expire upon the satisfaction of the following performance criteria:

[Insert Performance Criteria]

The Participant will not begin to vest in the Shares granted, unless the performance requirements described below are achieved by the Company.

IN WITNESS WHEREOF, SI Financial Group, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

SI FINANCIAL GROUP, INC.

By:
On behalf of the Compensation Committee

Accepted by Participant:

[Name]

Date

TERMS AND CONDITIONS

1.	Grant of Shares. The Grant Date and number of Shares underlying your Performance Award are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2012 Plan.

2.	Restrictions. The unvested Shares underlying your Performance Award (the “Restricted Shares”) are subject to the following restrictions until they expire or terminate.

(a)	Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.

(b)	If your employment or service with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then you will forfeit all of your rights, title and interest in and to the Restricted Shares as of the date of termination, and the Restricted Shares shall revert to the Company under the terms of the 2012 Plan.

(c)	Restricted Shares are subject to the vesting schedule and performance criteria set forth on page 1 of this Award Agreement.

3.	Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)	Upon satisfaction of the Performance Criteria set forth on page 1, provided you are then still employed by or in the service of the Company or an Affiliate; or

(b)	Upon termination of your employment by reason of death or Disability; or

(c)	Upon a Change in Control (as defined in the 2012 Plan).

4.	Delivery of Shares. Once the Shares are vested (see schedule on page 1), the Shares (and accumulated dividends and earnings (if any), unless the Compensation Committee elects to pay out the accumulated dividends and earnings prior to vesting), will be distributed in accordance with your instructions.

5.	Voting and Dividend Rights. As beneficial owner of the Shares, you have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If you forfeit your rights under this Award Agreement in accordance with Section 2, you will no longer have any rights as a stockholder with respect to the Restricted Shares and you will no longer be entitled to receive dividends on the Shares.

6.	Changes in Capital Structure. Upon the occurrence of a corporate event (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), your award will be adjusted as necessary to preserve the benefits or potential benefits of the award. Without limiting the above, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Shares subject to this Award Agreement will automatically be adjusted proportionately.

7.	No Right of Continued Employment or Service. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any Affiliate.

8.	Payment of Taxes. Upon vesting of the Performance Award the Committee is entitled to require as a condition of delivery: (i) that you remit an amount sufficient to satisfy any and all federal, state and local (if any) tax withholding requirements and employment taxes (i.e., FICA and FUTA), (ii) that the withholding of such sums come from compensation otherwise due to you or from Shares due to you under the 2012 Plan, or (iii) any combination of the foregoing. Any withholding shall comply with Rule 16b-3 or any amendments or successive rules. Outside Directors of the Company are self-employed and not subject to tax withholding.

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9.	Plan Controls. The terms contained in the 2012 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2012 Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan will control.

10.	Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Agreement.

11.	Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

SI Financial Group, Inc.
803 Main Street
Willimantic, CT 06226
Attn:	The Compensation Committee of the Board of Directors
c/o Laurie Gervais – Human Resources Department

or any other address designated by the Company in a written notice to you. Notices to you will be directed to your address as then currently on file with the Company, or at any other address that you provide in a written notice to the Company.

12.	Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2012 Plan.

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